UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2011
HASTINGS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Texas	000-24381	75-1386375

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Plains Blvd. Amarillo, Texas	79102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (806) 351-2300
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.
Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
On July 21, 2011, Hastings Entertainment, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to the Amended and Restated Loan and Security Agreement with Bank of America, N.A., acting in its capacity as agent for various lenders identified therein (the “Agreement”).
The First Amendment increases the Revolving Credit Ceiling (as defined in the Agreement) from $100,000,000 to $115,000,000 and also increases the Company’s borrowing base. Prior to the First Amendment, the Company’s borrowing base was 85% of the liquidation value of eligible inventory plus 85% of eligible credit card receivables minus any reserves of the Company. The First Amendment increases the borrowing base to either (a) at all times during the year, other than those stated in (b), 90% of the liquidation value of eligible inventory or (b) from September 1st through and including December 27th of each year, 92.5% of the liquidation value of eligible inventory, plus 85% of eligible credit card receivables, minus any reserves of the Company.
Prior to the First Amendment, the Base Margin (as defined in the Agreement) was between 1.0% and 1.75%, and the Libor Margin (as defined in the Agreement) was between 2.0% and 2.75%, depending on the level of average availability under the facility. Under the First Amendment, the range of the Base Margin is between 1.0% and 1.50% and the range of the Libor Margin is between 2.0% and 2.50%, depending on the level of availability under the facility. In both cases, the greater the availability, the lower the applicable Margin.
The First Amendment also allows the payment of dividends, upon the satisfaction of certain conditions. The payment of dividends was previously prohibited under the Agreement. The First Amendment includes a change in financial performance covenant that requires the Company, at all times, to maintain availability that is greater than or equal to 10% of the lesser of (a) the Borrowing Base (as defined in the Agreement), and (b) the Revolving Credit Ceiling (as defined in the Agreement), but no less than $10 million, at all times.
The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

10.1
First Amendment to Amended and Restated Loan and Security Agreement, dated as of July 21, 2011, by and between Hastings Entertainment, Inc. and Bank of America, N.A., acting in its capacity as agent for various lenders identified therein.

HASTINGS ENTERTAINMENT, INC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2011	Hastings Entertainment, Inc. (Registrant)
	By:	/s/ Dan Crow
Dan Crow
Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

HASTINGS ENTERTAINMENT, INC.
INDEX TO EXHIBITS

Exhibit No.	Description

10.1
First Amendment to Amended and Restated Loan and Security Agreement, dated as of July 21, 2011, by and between Hastings Entertainment, Inc. and Bank of America, N.A., acting in its capacity as agent for various lenders identified therein.